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                                                                     EXHIBIT 23

                       CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Carolina First BancShares, Inc.


We consent to the incorporation by reference in the registration statement (No. 0-17939) on Form S-3 of Carolina First BancShares, Inc. of our report dated February 7, 1997, relating to the consolidated balance sheets of Carolina First BancShares, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in shareholders' equity and cash flows for the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996, annual report on Form 10-K of Carolina First BancShares, Inc. Our report contains an explanatory paragraph relating to the changes in methods of accounting for certain investments in debt and equity securities and income taxes.


                                               /s/ KPMG Peat Marwick LLP

                                               KPMG PEAT MARWICK LLP




Charlotte, North Carolina
March 28, 1997